Exhibit 5.1

Hogan Lovells US LLP 525 University Avenue 4th Floor Palo Alto, CA 94301 T +1 650 463 4000 F +1 650 463 4199 www.hoganlovells.com

March 5, 2013

Board of Directors

Hyperion Therapeutics, Inc.

601 Gateway Boulevard, Suite 200

South San Francisco, CA 94080

Ladies and Gentlemen:

We are acting as counsel to Hyperion Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the proposed public offering of up to 2,990,000 shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Shares”), all of which shares are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules,

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. Hogan Lovells refers to the international legal practice comprising Hogan Lovells US LLP, Hogan Lovells International LLP, Hogan Lovells Worldwide Group (a Swiss Verein), and their affiliated businesses with offices in: Abu Dhabi      Alicante      Amsterdam      Baltimore      Beijing      Berlin      Brussels      Caracas      Colorado Springs      Denver      Dubai      Dusseldorf      Frankfurt      Hamburg      Hanoi      Ho Chi Minh City      Hong Kong      Houston      London      Los Angeles      Madrid      Miami      Milan      Moscow      Munich      New York      Northern Virginia      Paris      Philadelphia      Prague      Rome      San Francisco      Shanghai      Silicon Valley      Singapore      Tokyo      Ulaanbaatar      Warsaw      Washington DC      Associated offices: Budapest      Jeddah      Riyadh      Zagreb

Board of Directors	- 2 -	March 5, 2013

or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP